Exhibit (a)(5)

                        GABELLI EQUITY SERIES FUNDS, INC.
                        ---------------------------------
                             ARTICLES SUPPLEMENTARY

                  Gabelli Equity Series Funds, Inc., a Maryland corporation having its principal office in Rye, New York (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland:

                  FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

                  SECOND: The Corporation is authorized to issue 1,000,000,000 shares of Common Stock, par value $0.001 per share, with an aggregate par value of $1,000,000. These Articles of Supplementary do not change the total authorized shares of Common Stock of the Corporation or the aggregate par value thereof.

                  THIRD: Pursuant to the authority contained in Section 2-105 of the Maryland General Corporation Law and under authority contained in Article
(V) of the Articles of Incorporation for the Corporation, a majority of the entire Board of Directors has adopted resolutions creating a new class to be named Gabelli Woodland Small Cap Value Fund.

                  FOURTH: The shares of the Corporation's capital stock have been allocated to the following classes and sub-series of that class in the following amounts:

            DESIGNATION                                    NUMBER OF SHARES

The Gabelli Small Cap Growth Fund                            500,000,000
Stock

     The Gabelli Small Cap Growth
     Fund Class AAA Stock                                    200,000,000

     The Gabelli Small Cap Growth                            100,000,000
     Fund Class A Stock

     The Gabelli Small Cap Growth                            100,000,000
     Fund Class B Stock

     The Gabelli Small Cap Growth                            100,000,000
     Fund Class C Stock

The Gabelli Equity Income Fund                               500,000,000
Stock

     The Gabelli Equity Income
     Fund Class AAA Stock                                    200,000,000

     The Gabelli Equity Income                               100,000,000
     Fund Class A Stock

     The Gabelli Equity Income                               100,000,000
     Fund Class B Stock

     The Gabelli Equity Income                               100,000,000
     Fund Class C Stock


                  FIFTH: The Corporation's Board of Directors hereby reclassifies and redesignates all the authorized but unissued shares of the Common Stock of the Corporation so that the number of shares of Common Stock classified and allocated to the following classes and sub-series of that class in the following amounts:

DESIGNATION                                           NUMBER OF SHARES

The Gabelli Small Cap Growth Fund                       350,000,000
Stock

     The Gabelli Small Cap  Growth                      200,000,000
     Fund Class AAA Stock

     The Gabelli Small Cap Growth                        50,000,000
     Fund Class A Stock

     The Gabelli Small Cap Growth                        50,000,000
     Fund Class B Stock

     The Gabelli Small Cap Growth                        50,000,000
     Fund Class C Stock

The Gabelli Equity Income                               350,000,000
Fund Stock

     The Gabelli Equity Income Fund                     200,000,000
     Class AAA Stock

     The Gabelli Equity Income Fund                      50,000,000
     Class A Stock

     The Gabelli Equity Income Fund                      50,000,000
     Class B Stock

     The Gabelli Equity Income Fund                      50,000,000
     Class C Stock

The Gabelli Woodland Small Cap                          300,000,000
Value Fund Stock

     The Gabelli Woodland Small Cap                     150,000,000
     Value Fund Class AAA Stock

     The Gabelli Woodland Small Cap                      50,000,000
     Value Fund Class A Stock

     The Gabelli Woodland Small Cap                      50,000,000
     Value Fund Class B Stock

     The Gabelli Woodland Small Cap                      50,000,000
     Value Fund Class C Stock


                  SIXTH: The Class A Shares, Class B Shares and Class C Shares, together with the Class AAA Shares and any other sub-series of capital stock of the Corporation designated as a sub-series of each class in the future shall represent interests in the portfolio of assets attributable to that class, which assets shall be allocated to each of the respective sub-series of that class in accordance with Article (V) of the Corporation's Articles of Incorporation and which assets shall be charged with the liabilities of the Corporation with respect to the class and each such sub-series in accordance with Article (V) of the Corporation's Articles of Incorporation. The Class A Shares, Class B Shares and Class C Shares of each class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption applicable to shares of each class and sub-series thereof, all as set forth in the Articles of Incorporation of the Corporation except for the differences hereinafter set forth:

                  1. (a) Except as provided below with respect to Class B Shares of the type referenced in clauses (i) and (ii) of subparagraph (b) hereof, each Class B Share shall be converted automatically, and without any action or choice on the part of the holder thereof, into a Class A Share (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) on the Conversion Date. The term "Conversion Date" means, with respect to each Class B Share, the first business day of the ninety-seventh calendar month following the calendar month in which such Class B Share was issued; provided, however, that, subject to the provisions of the next sentence, for any Class B Shares acquired through an exchange, or through a series of exchanges, as permitted by the Corporation and as provided in the Prospectus of the Corporation relating to the Class B Shares (the "Prospectus"), from another investment company or another class or sub-series of shares (including the Class B Shares) of the Corporation (an "Eligible Investment Company"), the Conversion Date shall be the conversion date applicable to the shares of the Eligible Investment Company originally subscribed for in lieu of the Conversion Date of any shares acquired through exchange if such Eligible Investment Company issuing the Share originally subscribed for had a similar conversion feature, but not later than the Conversion Date determined as provided above. For the purpose of calculating the holding period required for conversion, the date of issuance of a Class B Share shall mean (i) in the case of a Class B Share obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such Class B Share, or (ii) in the case of a Class B Share obtained by the holder thereof through an exchange, or through a series of exchanges, from an Eligible Investment Company, the date of issuance of the share of the Eligible Investment Company to which the holder originally subscribed (except for the number of days, if any, that such share had been exchanged for, and was held as, shares of an Eligible Investment Company that holds itself out as a money market fund pursuant to Rule 2a-7 under the 1940 Act.)

                  (b) Each Class B Share (i) purchased through automatic reinvestment of a Dividend with respect to that Class B Share or the corresponding class or sub-series of any other investment company or of any other class or sub-series of the Corporation issuing such class or sub-series of shares, or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for Shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to Shares of an Eligible Investment Company, shall be segregated in a separate sub-account on the Share records of the Corporation for each of the holders thereof. On any Conversion Date, a number of the Class B Shares held in the separate sub-account of the holder, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into

Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof). The number of the Class B Shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of Shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of Shares of the holder converted on the Conversion Date pursuant to paragraph (1)(a) hereof bears to the total number of Class B Shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the Shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors in accordance with a Multi-Class Plan adopted pursuant to rules and regulations of the Securities and Exchange Commission and set forth in the Prospectus.

                  (c) The number of Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) into which a Class B Share is converted pursuant to paragraphs 1(a) and 1(b) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of such Class B Share for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) for purposes of sales and redemption thereof on the Conversion Date.

                  (d) On the Conversion Date, the Class B Shares converted into Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) will no longer be deemed outstanding and the rights of the holders thereof will cease, except the right to (i) receive the number of Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) into which such Class B Shares have been converted and (ii) receive declared but unpaid Dividends that have been declared as to Class B Shares held as of a record date occurring on or before the Conversion Date and (iii) vote converting Class B Shares held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion
Date).

                  (e) The automatic conversion of the Class B Shares into Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof), as set forth in paragraphs 1(a) and 1(b) hereof, may also be suspended by action of the Board of Directors, by resolution making specific reference to this provision, at any time that the Board of Directors determines such suspension to be required under applicable law or in the exercise of their fiduciary duties; provided, however, that if the Board of Directors determines that the suspension is likely to continue more than 120 days, the Board of Directors shall create one or more additional classes or one more sub-series of an existing or additional class or classes of shares, and a sufficient number thereof, into which Class B Shares may be converted under the rules of the Securities and Exchange Commission and other applicable law. If the Board of Directors creates an additional class or sub-series of a class of shares into which the Class B Shares will thereafter be convertible hereunder, the Board shall file articles supplementary creating such class or sub-series of shares and such articles supplementary shall indicate that the shares being created thereby have been created pursuant to this provision of these Articles Supplementary.

                  (f) Notwithstanding the foregoing, if any amendment to a plan of distribution relating to the Class A Shares that would increase materially the amount to be borne by the Corporation in respect of the Class A Shares under such plan of distribution is proposed, no Class B Shares shall thereafter convert into Class A Shares until the holders of Class B Shares shall have approved the proposed amendment.

                  2. When Class B Shares or Class C Shares are redeemed by the holder thereof or the Corporation, such shares may be redeemed at a redemption price equal to the net asset value per share of the sub-series less the deduction of a contingent deferred sales charge from the proceeds of any redemption thereof in amounts and for time periods as may be determined by the Board of Directors from time to time and set forth in the Prospectus covering such sub-series.

                  SEVENTH: These Articles Supplementary shall become effective at 10:00 a.m. on December 31, 2002.

                  IN WITNESS WHEREOF, Gabelli Equity Series Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.

                                               GABELLI EQUITY SERIES FUNDS, INC.

WITNESS:

                                               By:  /S/ BRUCE N. ALPERT
                                                    --------------------

                                               Name: Bruce N. Alpert
                                               Title: Vice President

By:  /S/ JAMES E. MCKEE                     Date:  December 27, 2002
     ------------------
Name:  James E. McKee
Title:  Secretary
Date:  December 27, 2002